Exhibit 99.1

Aditxt, Inc.’s Subsidiary Pearsanta, Inc. Acquires MDNA Life Sciences Inc.’s Proprietary Mitomic™ Testing Platform Pioneering Early Disease and Cancer Detection in a Transaction Valued at Approximately $25 Million

This strategic acquisition positions Pearsanta for robust growth: expanding opportunities in women’s health, spanning endometriosis to ovarian cancer, and in men’s health starting with prostate cancer

Richmond, Va., January 8, 2024 – Aditxt, Inc. (“Aditxt” or the “Company”) (NASDAQ: ADTX), a company dedicated to discovering, developing, and deploying promising health innovations, today announces that the Company and its subsidiary, Pearsanta, Inc., (“Pearsanta”) has acquired MDNA Life Sciences Inc.’s (“MDNA”) proprietary, early disease and cancer detection platform. This strategic move reinforces Pearsanta’s dedication to enhancing patient outcomes through early disease detection and the power of precision diagnostics. The portfolio of assets to be acquired includes the pioneering MitomicTM technology that harnesses the unique attributes of Mitochondrial DNA (“mtDNA”) to detect diseases at their earliest stages with precision and minimal invasiveness.

Empowering Precision Medicine: Pearsanta’s Expansion

MDNA’s MitomicTM technology provides a tool for identifying biomarkers associated with various diseases that lead to mtDNA mutations. The platform includes a rich biomarker portfolio addressing a wide range of high-priority health concerns beyond oncology, extending into areas of substantial medical need. The technology has uncovered promising biomarkers and generated an extensive in-silico database through advanced computer simulations. Highlights from the asset portfolio include:

●	The Mitomic Endometriosis Test (MET™) is in development as a blood-based assay for diagnosis of endometriosis. This test aims to provide early diagnostic insights, potentially reducing delays in diagnosing endometriosis.

●	Mitomic Prostate Test (MPT™), is currently under development as a blood-based assay for diagnosis of prostate cancer. We believe that this test holds the potential to provide more specific and clinically informative data especially in the prostate-specific antigen (PSA) grey zone. It aims to address the challenges of over-diagnosis and mitigate risks associated with low-grade cancers.

●	An extensive development pipeline including tests for various cancers such as ovarian, lung, pancreatic, liver, breast, stomach, esophageal, and colorectal cancer. The overarching goal is to enhance clinical outcomes by offering non-invasive or minimally invasive testing at the early stages of disease progression.

Unlocking Vast Opportunities in Early Cancer Detection

The global landscape of disease detection and diagnosis is experiencing a seismic shift underpinned by advancements in precision medicine and liquid biopsy technologies. As highlighted by Fortune Business Inside, the liquid biopsy sector is poised for exponential growth and is expected to surge from $8.01 billion in 2023 to $34.71 billion by 2030. Pearsanta will seek to introduce these transformative solutions that have the potential to reshape the terrain of disease diagnosis and monitoring.

The significant prevalence of endometriosis and ovarian cancer, impacting women globally, underscores the far-reaching implications and the need for advanced diagnostic techniques. The World Health Organization (WHO) emphasizes the significant prevalence of endometriosis, impacting roughly 1 in 10 women of reproductive age worldwide. This highlights the far-reaching implications of these medical conditions on global health. Furthermore, in 2023, the American Cancer Society anticipates around 288,300 new cases of prostate cancer in the United States alone. On a global scale, 2020 witnessed approximately 1,414,259 new prostate cancer diagnoses. We believe that these statistics underscore the pressing need for advanced diagnostic techniques.

The escalating demand for liquid biopsy solutions, spanning both cancer and non-cancer diagnostics, presents an opportunity for Pearsanta to meet these clinical requirements. This represents a chance not only to fill a critical gap in healthcare provision but also to enhance patient outcomes significantly.

Ernie Lee, CEO of Pearsanta, emphasizes the significance of this transaction for the business, “Integrating these assets into our portfolio represents a significant milestone for Pearsanta. It could open a world of possibilities to harness the unique power of Mitochondrial DNA in disease detection and precision medicine. We believe that Mitochondrial DNA is an exceptional liquid biopsy technology, and our entry into this transaction underscores our dedication to pioneering innovations that can significantly impact global patient care. Adding this asset portfolio represents a major stride forward in our potential to empower individuals with the knowledge and tools they need to take control of their health. Our focus remains firmly on delivering innovative solutions that enhance healthcare accessibility and transform the lives of individuals.”

Chris Mitton, MDNA’s CEO, commented on the transaction, “We believe that this technology has the potential to redefine the landscape of disease diagnostics and that Pearsanta’s platform, supported by its expertise and resources, can enable it to realize its full potential.”

In a strategic sequence, Aditxt is actively advancing its mission to discover, develop, and deploy health innovations. The recent signing of a definitive agreement to acquire Evofem Biosciences, Inc. underscores Aditxt’s commitment to expansion while fostering its subsidiaries’ growth, as evidenced by this acquisition through its subsidiary Pearsanta. These transactions highlight a collaborative ecosystem where stakeholders are integral in propelling vital health innovations that impact lives globally. Essentially, these strategic initiatives serve as the foundational elements of Aditxt’s development, shaping an evolving narrative in the healthcare innovation landscape.

Amro Albanna, co-founder, chairman, and CEO of Aditxt, adds, “The closing of this transaction to acquire MDNA’s platform is a deliberate move in our journey to accelerate Pearsanta’s commercial business. We believe this transaction will expand Pearsanta’s offering and market opportunities in 2024 and beyond.”

Details of the Transaction

The consideration for this acquisition consists of (i) 50,000 shares of Aditxt common stock, (ii) warrants to purchase 50,000 shares of Aditxt common stock, (iii) 5,000 shares of Pearsanta preferred stock with a value of $25 million, and (iv) payments of up to $3.2 million to be made to MDNA under the transition services agreement to fund certain obligations of MDNA in exchange for MDNA’s asset portfolio being transferred to Pearsanta.

The description of the transaction contained herein is only a high-level summary. Additional information about the transaction, including a copy of the asset purchase agreement, can be found in a Current Report on Form 8-K filed by Aditxt with the Securities and Exchange Commission (“SEC”) on December 21, 2023, announcing the signing of the Asset Purchase Agreement. Additional information regarding the closing of the transaction will be provided in a Current Report on Form 8-K to be filed by Aditxt with the SEC within four business days of the closing of the transaction. Each of the Form 8-K’s will be available at the SEC’s website at www.sec.gov.

About Aditxt, Inc.

Aditxt is focused on discovering, developing, and deploying promising health innovations. Aditxt’s diverse portfolio includes Adimune™, Inc., developing a new class of therapeutics designed to retrain the immune system to address organ rejection, autoimmunity, and allergies; Adivir™, Inc., focused on identifying, developing and commercializing new ways to treat infectious diseases; and Pearsanta™, Inc., offering timely, convenient, and high-quality personalized lab testing anytime and anywhere, backed by its CLIA-certified and CAP-accredited monitoring center. For more information, visit Aditxt.com.

About Pearsanta, Inc.

Founded in January 2023 as an Aditxt subsidiary, Pearsanta. is revolutionizing lab testing with its focus on convenience, speed, personalization, and quality. Specializing in biosample collection, processing, and reporting, Pearsanta utilizes innovative technologies like point-of-care devices, lab-developed test assays, and a data-driven analysis engine integrated with telemedicine. The company is developing a platform for at-home diagnostic testing, targeting SARs, CoV-2, RSV, influenza, UTIs, and STIs, catering to employer groups and direct-to-consumer markets.

For more information, see Pearsanta.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute on its strategic M&A initiatives; the Company’s ability obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the Company’s ability to raise additional capital; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Relations contact

mobrien@aditxt.com

Mary O’Brien

(516) 753-9933

3